UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2008

ALLSTATE LIFE INSURANCE COMPANY

(Exact name of Registrant as Specified in Charter)

Illinois	0-31248	36-2554642
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

3100 Sanders Road
	Northbrook, Illinois	60062
	(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (847) 402-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement

On January 4, 2008, Allstate Life Insurance Company (the “Registrant”) entered into Amendment No. 1 to Reinsurance Agreement with American Heritage Life Insurance Company (“AHL”), effective January 1, 2008.   In the underlying Reinsurance Agreement between AHL and the Registrant, effective December 31, 2004, the Registrant reinsures 100% of the liabilities of AHL under certain single premium deferred annuities, except for certain excluded liabilities.  Pursuant to this amendment to the agreement, the Registrant also will reinsure disability insurance issued by AHL, except for certain excluded liabilities.

The Registrant has determined that both Amendment No. 1 to Reinsurance Agreement and the underlying Reinsurance Agreement are material definitive agreements and accordingly are being filed as such.

The Registrant is a direct wholly owned subsidiary of Allstate Insurance Company, a direct wholly owned subsidiary of The Allstate Corporation.  AHL is a direct wholly owned subsidiary of American Heritage Life Investment Corporation, a direct wholly owned subsidiary of The Allstate Corporation.

Section 9 — Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 To Reinsurance Agreement

10.2	Reinsurance Agreement between American Heritage Life Insurance Company and Allstate Life Insurance Company

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSTATE LIFE INSURANCE COMPANY

By:	/s/ Mary J. McGinn
Name:	Mary J. McGinn
Title:	Vice President and Assistant Secretary

Date:    January 9, 2008